HOMEOWNERS/Registered Trademark/
                                      GROUP

May 6, 1996

Mr. Gary D. Lipson
914 Matanzas Avenue
Coral Gables, Florida 33146

Dear Mr. Lipson:

           Reference is made to (a) that certain Engagement Agreement dated December 22, 1995 by and between Homeowners Group, Inc. and Gary D. Lipson, as amended by that certain Amendment to Engagement Agreement dated as of April 29, 1996 by and between Homeowners Group, Inc. and Gary D. Lipson (collectively, the "Engagement Agreement"), and (b) that certain Consulting Agreement dated as of April 29, 1996 by and between Homeowners Group, Inc. and Gary D. Lipson (the "Consulting Agreement").

           Please be advised that the Engagement Agreement is terminated effective immediately. We acknowledge that, as provided in the Engagement Agreement, the Consulting Agreement becomes effective immediately.

Sincerely,

HOMEOWNERS GROUP, INC.

By /s/ CARL BUCCELLATO
- --------------------------
Carl Buccellato, President

                        AMENDMENT TO ENGAGEMENT AGREEMENT

           THIS AMENDMENT TO ENGAGEMENT AGREEMENT is entered into as of April 29, 1996 by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY D. LIPSON (the "Attorney");

                                  WITNESSETH:

           WHEREAS, each of the Company and the Attorney has previously entered into a certain Engagement Agreement dated December 22, 1995 (the "Engagement Agreement"), pursuant to which the Attorney provides certain services to the Company and its subsidiary and affiliated corporations;

           WHEREAS, each of the Company and the Attorney desires to amend the Engagement Agreement as is provided in this Amendment to Engagement Agreement (the "Amendment");

           WHEREAS, the Board of Directors of the Company has reviewed this Amendment with the advice of independent legal counsel;

           WHEREAS, the Board of Directors of the Company believes this Amendment to be reasonable in its terms;

           WHEREAS, the Board of Directors of the Company believes that the Company's entering into this Amendment is in the best interests of the Company and its shareholders;

           NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Attorney contained in this Amendment, each of the Company and the Attorney agrees as follows:

           1.          AMENDMENT OF CERTAIN PROVISIONS.

           (a) Section 3.1 of the Engagement Agreement is deleted in its entirety, and shall hereafter be of no further force or effect.

           (b) Section 4.4(a) of the Engagement Agreement is deleted in its entirety, and the following Section 4.4(a) is inserted in its place:

                               "(a) If the Company shall terminate this
Agreement and discharge the Attorney for any reason, then, simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement."


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           (c) Section 4.4(b) of the Engagement Agreement is deleted in its entirety, and the following Section 4.4(b) is inserted in its place:

                               "(b) If the Attorney shall terminate this
                     Agreement and withdraw from providing legal services to the Company for any reason, then, simultaneously with the termination of this Agreement, the Company shall pay to the Attorney, in cash, all amounts which shall have become payable by the Company to him pursuant to the provisions of Sections 3.4 and 3.5 of this Agreement."

           2. CONSULTING AGREEMENT. Simultaneously with the execution and delivery of this Amendment, the Company and the Attorney are entering into a Consulting Agreement in the form attached hereto as Exhibit A. If the Engagement Agreement is terminated by either of the parties for any reason, then the Consulting Agreement shall automatically, and without further action of the parties, become effective.

           3. NO OTHER MODIFICATIONS. Except as otherwise specifically set forth in this Amendment, all of the provisions of the Engagement Agreement shall remain in full force and effect, and unaffected hereby.

           IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

                                                   HOMEOWNERS GROUP, INC.

                                                   By /s/ CARL BUCCELLATO
                                                      ------------------------
                                                      Carl Buccellato, President

                                                   /s/ GARY LIPSON
                                                   -----------------------------
                                                       Gary Lipson

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


                              CONSULTING AGREEMENT

           THIS CONSULTING AGREEMENT is entered into as of April 29, 1996, by and between HOMEOWNERS GROUP, INC., a Delaware corporation (the "Company"), and GARY D. LIPSON (the "Consultant").

                                  WITNESSETH:

           WHEREAS, the Consultant has provided substantial and valuable services to the Company and its subsidiary corporations and affiliated entities over a period of several years;

           WHEREAS, in providing such services, the Consultant has consistently demonstrated diligence, ability, skill, expertise and efficiency, all for the benefit of the Company and its subsidiary corporations and affiliated entities;

           WHEREAS, the business of the Company and its subsidiary corporations and affiliated entities is very complex;

           WHEREAS, many of the business and contractual relationships of the Company and its subsidiary corporations and affiliated entities are novel, complex and difficult;

           WHEREAS, the Consultant is knowledgeable about the businesses in which the Company and its subsidiary corporations and affiliated entities are engaged and about the Company and its subsidiary and affiliated corporations and their respective operations, contractual relationships and affairs;

           WHEREAS, the Company desires to insure the Consultant's availability to provide consulting services to the Company and its subsidiary corporations and affiliated entities on a continuing basis;

           WHEREAS, the Company desires to insure that the Consultant is bound by certain restrictions as are set forth herein;

           WHEREAS, each of the Company and the Consultant has previously entered into a certain Engagement Agreement dated December 22, 1995 (the "Engagement Agreement"), pursuant to which the Consultant provides certain services to the Company and its subsidiary and affiliated corporations;

           WHEREAS, each of the Company and the Consultant has entered into an Amendment to Engagement Agreement dated as of April 29, 1996, which provides, among other things, that this Consulting Agreement (the "Agreement") shall become effective if the Engagement Agreement is terminated by either of the parties for any reason;

           WHEREAS, the Board of Directors of the Company has reviewed this Agreement with the advice of independent legal counsel;

           WHEREAS, the Board of Directors of the Company believes this Agreement to be reasonable in its terms;

           WHEREAS, the Board of Directors of the Company believes that the engagement of the Consultant, on the terms set forth in this Agreement, is in the best interests of the Company and its shareholders;

           NOW, THEREFORE, in consideration of the premises, and the respective covenants and agreements of each of the Company and the Consultant contained in this Agreement, each of the Company and the Consultant agrees as follows:

                                    ARTICLE I

                                    PREMISES

           The parties acknowledge and agree that each and every one of the premises set forth above is true and correct.

                                   ARTICLE II

                             ENGAGEMENT AND SERVICES

           2.1 ENGAGEMENT. The Company engages the Consultant to provide consulting and advisory services to the Company and its management, and the Consultant accepts such engagement.

           2.2 PROVISION OF SERVICES.

           (a) During the Term (as such term is hereinafter defined), the Consultant shall consult with, and give advice to, the Company and its management if and when so requested by the Company and its management. The Company shall give the Consultant reasonable notice of where and when his consulting and advisory services are requested to be provided, and the Consultant shall utilize reasonable efforts to be available as requested.

           (b) During the Term, the Consultant shall not be required to provide services to the Company for more than sixteen hours in any calendar month. Unused hours in any calendar month shall not accumulate and shall not be usable in any subsequent calendar month.

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


           2.3 OTHER SERVICES. Nothing contained in this Agreement shall be deemed to prohibit the Company or any of its subsidiary or affiliated corporations from engaging the Consultant to provide legal or other services outside of the scope of this Agreement.

                                   ARTICLE III

                                TERM OF AGREEMENT

           The term of this Agreement shall be for a period of two years, commencing as of the date that the Engagement Agreement is terminated by either of the parties for any reason and continuing for a period of two years from and after the date of any such termination (the "Term").

                                   ARTICLE IV

                                FEES AND EXPENSES

           4.1 CONSULTING FEE. In consideration of the services to be rendered by the Consultant to the Company pursuant to this Agreement and in consideration of the restrictive covenants of the Consultant set forth in Section 5.1 of this Agreement, the Company shall pay to the Consultant, as a consulting fee, the amount of Two Hundred Thousand Dollars ($200,000) (the "Consulting Fee"). The Consulting Fee shall be deemed to have been earned by the Consultant immediately upon his execution and delivery of this Agreement, and payment of the Consulting Fee to the Consultant shall be the absolute and unconditional obligation of the Company.

           4.2 PAYMENT OF CONSULTING FEE. The Consulting Fee shall be paid by the Company to the Consultant in twenty-four equal installments of Eight Thousand Three Hundred Thirty-Three and Thirty-Three One Hundredths Dollars ($8,333.33) each, in advance, on the date that the Engagement Agreement is terminated by either of the parties for any reason and thereafter on the first day of each of the succeeding twenty-three calendar months during the Term.

           4.3 EXPENSES. The Company shall advance to the Consultant or reimburse him for all out-of-pocket costs and expenses incurred by him on the Company's behalf. Such out-of-pocket costs and expenses may include, but are not limited to, long-distance telephone and facsimile charges, photocopy expenses, filing and recording fees, delivery charges and travel expenses. If a substantial amount is required to be paid by the Consultant to any party on the Company's behalf, the Consultant reserves the right, in his discretion, to require the Company to advance such amount to him prior to its payment by the Consultant.

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


           4.4 PAYMENT OF EXPENSES. After the conclusion of each calendar month, the Consultant shall invoice the Company for expenses incurred by him on behalf of the Company during such month. Any such invoice sent to the Company by the Consultant shall be paid in full by the Company within thirty days after its receipt thereof.

           4.5 INTEREST. Any amount which is not paid by the Company to the Consultant when due hereunder shall bear simple interest from the date such payment was due to the date actually paid by the Company to the Consultant at the highest rate of interest permitted by the laws of the State of Florida.

           4.6 ACCELERATION. If the Company shall fail for any reason to make any payment to the Consultant when due, then, at the option of the Consultant, all remaining installments of the Consulting Fee shall become immediately due and payable.

                                    ARTICLE V

                     CERTAIN RESTRICTIONS ON THE CONSULTANT

           5.1 CERTAIN RESTRICTIONS. The Consultant covenants and agrees with the Company as follows:

           (a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity (collectively, a "Person") which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America (the "Territory"), employ, attempt to employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company or any of its subsidiaries or affiliates for a period of at least one year.

           (b) He shall not, during the Term of this Agreement, directly or indirectly, (i) acquire or own in any manner any interest in, or loan any amount to, any Person which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any Person, other than the Company and its subsidiaries and affiliates, which competes in any manner with the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory; provided, however, that the provisions of this
Section 5.1 (b) shall not be construed to limit or restrict in any manner the ability of the Consultant to practice law or to represent any client. The foregoing provisions of this Section 5.1 (b) shall not prevent the

Consultant from acquiring and owning not more than three percent (3%) of the equity securities of any Person whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

           (c) In the course of the Consultant's engagement by the Company, the Consultant will have access to confidential or proprietary information of the Company and its subsidiaries and affiliates. The Consultant shall not at any time divulge or communicate to any Person, or use to the detriment of the Company or its subsidiaries or affiliates, any such confidential or proprietary information. The term "confidential or proprietary information" shall mean information not generally available to the public, including without limitation personnel information, financial information, customer lists, supplier lists, ownership information, marketing plans and analyses, trade secrets, know-how, computer software, management agreements and procedures and techniques of operating and managing the business of the Company and its subsidiaries and affiliates. The Consultant acknowledges and agrees that all confidential or proprietary information is and shall remain the property of the Company and its subsidiaries and affiliates, and agrees to maintain all such confidential or proprietary information in strictest confidence.

           5.2 REMEDIES. It is recognized and acknowledged by each of the Company and the Consultant that a breach or violation by the Consultant of any or all of his covenants and agreements contained in Section 5.1 of this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain and, therefore, will deprive the Company of an adequate remedy at law. Accordingly, if the Consultant shall breach or violate any or all of his covenants and agreements set forth in Section 5.1 hereof, then the Company and its subsidiaries and affiliates shall have resort to all equitable remedies, including without limitation the remedies of specific performance and injunction, both permanent and temporary, as well as all other remedies which may be available at law.

           5.3 INTENT. It is the intent of the parties that the restrictions set forth in Section 5.1 hereof shall be enforced to the fullest extent permissible under the laws and public policies of the jurisdiction in which enforcement of such restrictions may be sought. If any provision contained in Section 5.1 hereof shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable because of its duration or geographic scope, then such provision shall be reduced by such court in duration or geographic scope or both to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects shall remain in full force and effect.

                                   ARTICLE VI

                                 INDEMNIFICATION

           The Company shall indemnify and hold harmless the Consultant from, against and in respect of the full amount of any and all costs, losses, damages, claims, causes of action, lawsuits,

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


judgements, executions, liabilities, assessments, deficiencies, taxes, penalties, interest and expenses, including without limitation any and all reasonable fees and disbursements of legal counsel, arising from, in connection with, or incident to the Consultant's retention as a consultant hereunder or the Consultant's performing consulting or advisory services hereunder, other than those resulting from the Consultant's willful misconduct or gross negligence.

                                   ARTICLE VII

                               CLAIMS AND DISPUTES

           7.1 JURISDICTION AND VENUE. Any claim or dispute arising out of, connected with, or in any way related to this Agreement which results in litigation shall be instituted by the complaining party and adjudicated either in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida, and each of the parties to this Agreement consents to the personal jurisdiction of and venue in such courts. In no event shall either party to this Agreement contest the jurisdiction or venue of such courts with respect to any such litigation.

           7.2 SERVICE OF PROCESS. Each of the Company and the Consultant agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its or his address set forth in or as provided in Section 8.2 below shall be effective service of such process, summons, notice or document for any action, suit or proceeding brought against it or him by the other party in the Federal District Court for the Southern District of Florida or in the Circuit Court for Dade or Broward County, Florida.

           7.3 WAIVER OF TRIAL BY JURY. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Company and the Consultant waives trial by jury.

           7.4 ATTORNEYS' FEES AND EXPENSES. In the event that any litigation shall arise between the Company and the Consultant based, in whole or in part, upon this Agreement or any or all of the provisions contained herein, then, in any such event, the prevailing party in any such litigation shall be entitled to recover from the non-prevailing party, and shall be awarded by a court of competent jurisdiction, any and all reasonable fees and disbursements of trial and appellate counsel paid, incurred or suffered by such prevailing party as the result of, arising from, or in connection with, any such litigation.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

           8.1 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and interpreted in accordance, with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

           8.2 NOTICES. Any and all notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, or when delivered by United States mail, by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the following respective addresses:

If to the Company:                        Homeowners Group, Inc.
                                          400 Sawgrass Corporate Parkway
                                          Sunrise, Florida 33325
                                          Attention: President

with a copy to:                           Paul Berkowitz, Esq.
                                          Greenberg, Traurig
                                          122l Brickell Avenue
                                          Miami, Florida 33l33

If to the Consultant:                     Gary D. Lipson
                                          914 Matanzas Avenue
                                          Coral Gables, Florida 33146

or to such other address as either party may from time to time give written notice of to the other in accordance with the provisions of this Section 8.2.

           8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the Company and the Consultant with respect to such subject matter.

           8.4 AMENDMENTS. This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the Company and the Consultant.

           8.5 BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of, and shall be binding upon, each of the Company and the Consultant and their respective heirs, personal representatives, executors, legal representatives, successors and assigns.

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

           8.6 INDEPENDENT CONTRACTOR STATUS. The relationship between the Company and the Consultant shall be that of an independent contractor. The Consultant shall not be deemed to be a partner, joint venturer, franchisee, employee or agent of the Company. Any consultation or advice rendered by the Consultant may be accepted or rejected, in whole or in part, by the Company and its management. The Consultant shall not have the power or authority to manage the business, affairs or operations of the Company, to execute contracts or agreements on behalf of the Company or otherwise to commit or bind the Company to any obligation.

           8.7 NO WAIVERS. The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure by either party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

           8.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

           8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

           IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the date first written above.

                                           HOMEOWNERS GROUP, INC.

                                           By /s/ CARL BUCCELLLATO
                                              --------------------------
                                              Carl Buccellato, President

                                           /s/ GARY LIPSON
                                           -----------------------------
                                               Gary Lipson

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